Exhibit 99.1
SentinelOne Announces Fourth Quarter and Fiscal Year 2026 Financial Results
Revenue increased 20% year-over-year
ARR up 22% year-over-year

MOUNTAIN VIEW, Calif. – March 12, 2026 – SentinelOne, Inc. (NYSE: S) today announced financial results for the fourth quarter and fiscal year 2026 ended January 31, 2026.
“We surpassed the $1 billion revenue milestone, growing 22% year-over-year, and achieved full-year operating profitability – a strong close to fiscal year ’26,” said Tomer Weingarten, CEO of SentinelOne. “Businesses of all sizes, including the world's largest enterprises, are standardizing on the Singularity platform as the foundation for securing AI and autonomous cybersecurity. Our continued upmarket success is driving larger deals and strong expansion onto a single, unified platform. Today, we proudly secure the pioneers building frontier AI models, alongside the global category leaders in semiconductors, automotive, aviation, finance, and smartphones that power the world.”
“We delivered solid ARR growth and achieved new profitability milestones – demonstrating consistent execution and operating leverage in the business,” said Barry Padgett, Interim CFO of SentinelOne. “We are successfully balancing topline growth with greater operational rigor, ensuring we remain firmly on track to deliver sustainable, profitable growth at scale.”
Fourth Quarter Fiscal Year 2026 Highlights
(All metrics are compared to the fourth quarter of fiscal year 2025 unless otherwise noted)

•Total revenue increased 20% to $271.2 million, compared to $225.5 million.

•Annualized recurring revenue (ARR) increased 22% to $1,119.1 million as of January 31, 2026.

•Customers with ARR of $100,000 or more grew 18% to 1,667 as of January 31, 2026.

•Gross margin: GAAP gross margin was 73%, compared to 75%. Non-GAAP gross margin was 78%, compared to 79%.

•Operating margin: GAAP operating margin was (29)%, compared to (36)%. Non-GAAP operating margin was 6%, compared to 1%.

•Net income (loss) margin: GAAP net loss margin was (41)%, compared to (31)%. Non-GAAP net income margin was 9%, compared to 5%.

•Cash flow margin: Operating cash flow margin was 2%, compared to (2)%. Free cash flow margin was (1)%, compared to (4)%.

•Cash, cash equivalents, and investments were $769.6 million as of January 31, 2026.

Fiscal Year 2026 Highlights
(All metrics are compared to fiscal year 2025 unless otherwise noted)

•Total revenue increased 22% to $1,001.3 million, compared to $821.5 million.

•Gross margin: GAAP gross margin was 74%, compared to 74%. Non-GAAP gross margin was 79%, compared to 79%.

•Operating margin: GAAP operating margin was (32)%, compared to (40)%. Non-GAAP operating margin was 3%, compared to (3)%.

•Net income (loss) margin: GAAP net loss margin was (45)%, compared to (35)%. Non-GAAP net income margin was 7%, compared to 2%.

•Cash flow margin: Operating cash flow margin was 8%, compared to 4%. Free cash flow margin was 5%, compared to 1%.

Financial Outlook
We are providing the following guidance for the first quarter of the fiscal year 2027 (ending April 30, 2026), and for the fiscal year 2027 (ending January 31, 2027).

	Q1 Fiscal Year 2027 Guidance	Fiscal Year 2027 Guidance
Revenue	$276 - 278 million	$1.195 - 1.205 billion
Non-GAAP operating income	$4 - 6 million	$110 - 120 million
Non-GAAP diluted EPS	$0.01 - 0.02	$0.32 - 0.38
Diluted weighted average shares outstanding	345 million	352 million
Non-GAAP tax rate	17%	17%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs, restructuring charges, gains and losses on strategic investments, and certain discrete tax expenses. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP operating income, non-GAAP EPS and diluted weighted average shares outstanding is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the fourth quarter of fiscal year 2026, and outlook for the first quarter of fiscal year 2027 and full fiscal year 2027 today, March 12, 2026, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, product innovation and technological development, competitive position, and future financial and operating performance, including our financial outlook for the first quarter of fiscal year 2027 and our full fiscal year 2027; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.
There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; actual or perceived defects, errors or vulnerabilities in our platform; our ability to successfully integrate any acquisitions and strategic investments; risks associated with managing our rapid growth; general global, political, economic, and macroeconomic climate, including but not limited to, the changes in U.S. federal spending and policies, including government shutdowns, significant political or regulatory developments or changes in trade policy, actual or perceived instability in the banking industry; supply chain disruptions; a potential recession, inflation, and interest rate volatility; geopolitical conflicts around the world; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results being determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow and adjusted free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense
Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense is tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of each acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the acquisitions in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management’s evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Restructuring charges
Restructuring charges primarily relate to contract termination charges, severance payments, employee benefits, stock-based compensation and asset impairment charges related to facilities. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Gains and losses on strategic investments
Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).
Provision for income taxes
Certain discrete tax items that are not indicative of our core operating performance are excluded from our non-GAAP results. During the year ended January 31, 2026, these items are primarily comprised of a tax charge related to the final Assessment Agreement (the Agreement) entered into with the Israel Tax Authorities (ITA), inclusive of related interest expense. These exclusions provide investors with a clearer view of our underlying financial results and facilitate meaningful comparisons across reporting periods.

During the first quarter of fiscal year 2027, the Company will adopt a 17% non-GAAP tax rate for all future reporting periods. This rate is subject to change based on geographic earnings mix or tax law.
Dilutive shares applying the treasury stock method
During periods in which we incur a net loss under a GAAP basis, we exclude certain potential common stock equivalents from our GAAP diluted shares because their effect would have been anti-dilutive. In periods where we have net income on a non-GAAP basis, these common stock equivalents would have been dilutive. Accordingly, we have included the impact of these common stock equivalents in the calculation of our non-GAAP diluted net income per share applying the treasury stock method.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, Non-GAAP Net Income Margin and Non-GAAP Net Income Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow and Adjusted Free Cash Flow
We define free cash flow as cash provided by operating activities less purchases of property and equipment and capitalized internal-use software costs. We define adjusted free cash flow as free cash flow, excluding the impact of discrete cash income tax payments relating to the Agreement entered into with the ITA. As we did not incur cash income tax payments related to the Agreement during fiscal year 2026, free cash flow and adjusted free cash flow were equivalent for the period. We expect to begin incurring such payments in the first quarter of fiscal year 2027. We believe free cash flow and adjusted free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue (ARR)
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription, consumption, and usage-based customers, and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and consumption and usage-based agreements at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms.
Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.

Contact:
Investor Relations:
Saad Nazir
investors@sentinelone.com

Press:
Craig VerColen
press@sentinelone.com

Source: SentinelOne
NYSE: S
Category: Investors

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	January 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$169,627	$186,574
Short-term investments	459,041	535,331
Accounts receivable, net	289,079	236,012
Deferred contract acquisition costs, current	70,981	64,782
Prepaid expenses and other current assets	61,857	47,023
Total current assets	1,050,585	1,069,722
Property and equipment, net	84,008	71,774
Long-term investments	140,898	419,367
Deferred contract acquisition costs, non-current	89,659	85,322
Intangible assets, net	129,548	107,155
Goodwill	912,671	629,636
Other assets	30,733	23,649
Total assets	$2,438,102	$2,406,625
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,299	$8,159
Accrued payroll and benefits	79,006	79,612
Deferred revenue, current	549,790	470,127
Accrued expenses and other current liabilities	117,260	55,655
Total current liabilities	756,355	613,553
Deferred revenue, non-current	83,277	102,017
Other liabilities	161,325	21,808
Total liabilities	1,000,957	737,378
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	33	31
Class B common stock	1	1
Additional paid-in capital	3,513,017	3,294,542
Accumulated other comprehensive income	2,314	2,158
Accumulated deficit	(2,078,220)	(1,627,485)
Total stockholders’ equity	1,437,145	1,669,247
Total liabilities and stockholders’ equity	$2,438,102	$2,406,625

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Revenue	$271,153	$225,521	$1,001,278	$821,461
Cost of revenue(1)	74,320	57,010	259,177	211,106
Gross profit	196,833	168,511	742,101	610,355
Operating expenses:
Research and development(1)	89,363	74,626	323,853	267,002
Sales and marketing(1)	136,829	128,065	525,151	487,225
General and administrative(1)	50,494	46,078	202,141	185,487
Restructuring(1)	44	—	12,265	—
Total operating expenses	276,730	248,769	1,063,410	939,714
Loss from operations	(79,897)	(80,258)	(321,309)	(329,359)
Interest income, net	7,831	12,408	42,698	49,929
Other expense, net	(745)	(1,339)	(1,100)	(2,177)
Loss before income taxes	(72,811)	(69,189)	(279,711)	(281,607)
Provision for income taxes	37,421	1,599	171,024	6,834
Net loss	$(110,232)	$(70,788)	$(450,735)	$(288,441)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.33)	$(0.22)	$(1.37)	$(0.92)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	334,843,972	321,446,833	330,111,148	314,811,783

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5,876	$5,862	$21,584	$22,105
Research and development	24,360	22,865	94,542	83,957
Sales and marketing	26,904	24,928	93,640	80,496
General and administrative	22,562	20,458	88,399	80,973
Restructuring	5	—	(578)	—
Total stock-based compensation expense	$79,707	$74,113	$297,587	$267,531

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended January 31,
	2026	2025
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(450,735)	$(288,441)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,933	42,766
Amortization of deferred contract acquisition costs	78,119	66,640
Non-cash operating lease costs	4,194	4,079
Stock-based compensation expense	297,587	267,531
Accretion of discounts, and amortization of premiums on investments, net	(7,104)	(13,482)
Other	2,684	1,257
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(52,061)	(21,174)
Prepaid expenses and other assets	(6,631)	1,746
Deferred contract acquisition costs	(88,655)	(90,946)
Accounts payable	1,620	1,405
Accrued expenses and other liabilities	188,692	5,075
Accrued payroll and benefits	(1,310)	5,286
Operating lease liabilities	(4,327)	(4,954)
Deferred revenue	59,610	56,940
Net cash provided by operating activities	76,616	33,728
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(713)	(1,860)
Purchases of intangible assets	(205)	(155)
Capitalization of internal-use software	(24,012)	(25,121)
Purchases of investments	(249,282)	(804,498)
Proceeds from sales, maturities and return of capital of investments	610,175	737,074
Cash paid for acquisitions, net of cash acquired	(248,970)	(123,837)
Net cash provided by (used in) investing activities	86,993	(218,397)
CASH FLOW FROM FINANCING ACTIVITIES:
Repurchases of common stock	(200,012)	—
Repurchase of early exercised stock options	—	(21)
Proceeds from exercise of stock options	18,049	33,406
Proceeds from issuance of common stock under the employee stock purchase plan	21,210	22,500
Net cash (used in) provided by financing activities	(160,753)	55,885
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	2,856	(128,784)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	193,302	322,086
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$196,158	$193,302

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Cost of revenue reconciliation:
GAAP cost of revenue	$74,320	$57,010	$259,177	$211,106
Stock-based compensation expense	(5,876)	(5,862)	(21,584)	(22,105)
Employer payroll tax on employee stock transactions	(116)	(187)	(689)	(684)
Amortization of acquired intangible assets	(8,227)	(4,196)	(22,895)	(18,057)
Acquisition-related compensation	(10)	(30)	(58)	(380)
Non-GAAP cost of revenue	$60,091	$46,735	$213,951	$169,880

Gross profit reconciliation:
GAAP gross profit	$196,833	$168,511	$742,101	$610,355
Stock-based compensation expense	5,876	5,862	21,584	22,105
Employer payroll tax on employee stock transactions	116	187	689	684
Amortization of acquired intangible assets	8,227	4,196	22,895	18,057
Acquisition-related compensation	10	30	58	380
Non-GAAP gross profit	$211,062	$178,786	$787,327	$651,581

Gross margin reconciliation:
GAAP gross margin	73%	75%	74%	74%
Stock-based compensation expense	2%	3%	2%	3%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	3%	2%	2%	2%
Acquisition-related compensation	—%	—%	—%	—%
Non-GAAP gross margin*	78%	79%	79%	79%

Research and development expense reconciliation:
GAAP research and development expense	$89,363	$74,626	$323,853	$267,002
Stock-based compensation expense	(24,360)	(22,865)	(94,542)	(83,957)
Employer payroll tax on employee stock transactions	(197)	(245)	(1,144)	(1,020)
Acquisition-related compensation	(2,516)	(837)	(5,165)	(3,203)
Non-GAAP research and development expense	$62,290	$50,679	$223,002	$178,822

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$136,829	$128,065	$525,151	$487,225
Stock-based compensation expense	(26,904)	(24,928)	(93,640)	(80,496)
Employer payroll tax on employee stock transactions	(345)	(410)	(2,121)	(1,993)
Amortization of acquired intangible assets	(2,553)	(2,253)	(9,406)	(8,963)
Acquisition-related compensation	(1,463)	(21)	(2,002)	(121)
Non-GAAP sales and marketing expense	$105,564	$100,453	$417,982	$395,652

General and administrative expense reconciliation:
GAAP general and administrative expense	$50,494	$46,078	$202,141	$185,487
Stock-based compensation expense	(22,562)	(20,458)	(88,399)	(80,973)
Employer payroll tax on employee stock transactions	(228)	(666)	(2,021)	(1,984)
Acquisition-related compensation	—	(1)	—	(2)
Non-GAAP general and administrative expense	$27,704	$24,953	$111,721	$102,528

Restructuring reconciliation:
GAAP restructuring expense	$44	$—	$12,265	$—
Stock-based compensation expense	(5)	—	578	—
Other restructuring charges	(39)	—	(12,843)	—
Non-GAAP restructuring expense	$—	$—	$—	$—

Operating income (loss) reconciliation:
GAAP operating loss	$(79,897)	$(80,258)	$(321,309)	$(329,359)
Stock-based compensation expense	79,707	74,113	297,587	267,531
Employer payroll tax on employee stock transactions	886	1,508	5,975	5,681
Amortization of acquired intangible assets	10,780	6,449	32,301	27,020
Acquisition-related compensation	3,989	889	7,225	3,706
Other restructuring charges	39	—	12,843	—
Non-GAAP operating income (loss)	$15,504	$2,701	$34,622	$(25,421)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Operating margin reconciliation:
GAAP operating margin	(29)%	(36)%	(32)%	(40)%
Stock-based compensation expense	29%	33%	30%	33%
Employer payroll tax on employee stock transactions	—%	1%	1%	1%
Amortization of acquired intangible assets	4%	3%	3%	3%
Acquisition-related compensation	1%	—%	1%	—%
Other restructuring charges	—%	—%	1%	—%
Non-GAAP operating margin*	6%	1%	3%	(3)%

Net income (loss) reconciliation:
GAAP net loss	$(110,232)	$(70,788)	$(450,735)	$(288,441)
Stock-based compensation expense	79,707	74,113	297,587	267,531
Employer payroll tax on employee stock transactions	886	1,508	5,975	5,681
Amortization of acquired intangible assets	10,780	6,449	32,301	27,020
Acquisition-related compensation	3,989	889	7,225	3,706
Other restructuring charges	39	—	12,843	—
Net (gains) losses on strategic investments	977	—	(347)	(345)
Provision for income taxes	37,507	—	163,424	—
Non-GAAP net income	$23,653	$12,171	$68,273	$15,152

Net income (loss) margin reconciliation:
GAAP net loss margin	(41)%	(31)%	(45)%	(35)%
Stock-based compensation	29%	33%	30%	33%
Employer payroll tax on employee stock transactions	—%	1%	1%	1%
Amortization of acquired intangible assets	4%	3%	3%	3%
Acquisition-related compensation	1%	—%	1%	—%
Other restructuring charges	—%	—%	1%	—%
Net (gains) losses on strategic investments	—%	—%	—%	—%
Provision for income taxes	14%	—%	16%	—%
Non-GAAP net income margin*	9%	5%	7%	2%

GAAP basic and diluted shares	334,843,972	321,446,833	330,111,148	314,811,783
Dilutive shares under the treasury stock method	6,047,544	17,526,337	8,646,610	18,192,341
Non-GAAP diluted shares	340,891,516	338,973,170	338,757,758	333,004,124

Diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.33)	$(0.22)	$(1.37)	$(0.92)
Stock-based compensation expense	0.23	0.22	0.88	0.80
Employer payroll tax on employee stock transactions	—	—	0.02	0.02
Amortization of acquired intangible assets	0.03	0.02	0.10	0.08

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Acquisition-related compensation	0.01	—	0.02	0.01
Other restructuring charges	—	—	0.04	—
Net (gains) losses on strategic investments	—	—	—	—
Provision for income taxes	0.11	—	0.48	—
Adjustment to fully diluted earnings per share (1)	0.02	0.02	0.03	0.06
Non-GAAP net income per share, diluted	$0.07	$0.04	$0.20	$0.05
*Certain figures may not sum due to rounding.
(1) For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share, and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)
Reconciliation of cash provided by (used in) operating activities to free cash flow:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
GAAP net cash provided by (used in) operating activities	$4,371	$(3,401)	$76,616	$33,728
Less: Purchases of property and equipment	(194)	(194)	(713)	(1,860)
Less: Capitalized internal-use software	(6,486)	(5,326)	(24,012)	(25,121)
Free cash flow	$(2,309)	$(8,921)	$51,891	$6,747

Net cash provided by (used in) investing activities	$111,777	$(132,499)	$86,993	$(218,397)

Net cash (used in) provided by financing activities	$(84,486)	$24,218	$(160,753)	$55,885

Operating cash flow margin	2%	(2)%	8%	4%
Free cash flow margin	(1)%	(4)%	5%	1%